Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       September 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison 20/20 Focus Fund
File No. 811-08587


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison 20/20 Focus Fund for the semi-annual period ended July 31, 2007. The Form
N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of September 2007.


Jennison 20/20 Focus Fund


Witness:  /s/George Chen 					By:  /s/Jonathan D. Shain
	George Chen						Jonathan D. Shain
       								Assistant Secretary




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